Exhibit 10.22

First amendment to EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of the   18th   day of February 2020 to the employment agreement made as of the 21st day of December 2007, by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (the "Company"), and Dennis M. Oates (the "Executive").

WITNESSETH:

In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Executive agree as follows:

Amendment:

WHEREAS, the Company desires to eliminate the corporate membership at the Southpointe Golf Club, 360 Southpointe Boulevard, Canonsburg, PA  15317; and

WHEREAS, the Executive is an employee designated as a corporate member of the Southpointe Golf Club pursuant to the Company’s corporate membership, and

WHEREAS, the Executive wishes to convert the Southpointe Golf Club corporate membership to a personal Master Membership, and

WHEREAS, the Executive’s employment agreement made as of the 21st day of December 2007 provides for in Schedule A: Incentive Compensation and Perquisites, Item #5 Club Membership:  The Company shall pay the membership dues for Executive at Southpointe Golf Club.  Charges related to the use of the Club shall be the responsibility of the Executive.

NOW, THEREFORE, the Executive’s employment agreement made as of the 21st day of December 2007 will be so amended to eliminate the Schedule A: Incentive Compensation and Perquisites, Item #5 Club Membership. The Executive’s monthly salary will be adjusted effective January 1, 2020, to cover the monthly dues payment of the Master Membership.

No other changes are made to the Executive’s employment agreement made as of the 21st day of December 2007.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the day and year first written above.

UNIVERSAL STAINLESS & ALLOY

PRODUCTS, INC.

By:/s/ Paul A. McGrath__________________________

Title:VP of Administration, General Counsel & Secretary

EXECUTIVE

/s/ Dennis M. Oates________________________________

Dennis M. Oates